November 18, 2008

Board of Directors
New Generation Biofuels Holdings, Inc.
1000 Primera Boulevard, Suite 3130
Lake Mary, Florida 32746

Ladies and Gentlemen:

We are acting as counsel to New Generation Biofuels Holdings, Inc., a Florida corporation (the “Company”), in connection with its registration statement on Form S-3, as amended (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”) relating to the registration of up to 2,926,761 shares of common stock, par value $0.001 per share (the “Common Stock”) of the Company (the “Shares”), for sale by certain selling stockholders from time to time or on a delayed or continuing basis, as set forth in the prospectus which forms a part of the Registration Statement, including (a) up to 2,279,603 Shares issuable upon conversion (the “Conversion Shares”) of the Company’s Series B Cumulative Convertible Preferred Stock, par value $.001 per share (the “Series B Preferred Stock”); (b) 7,808 Shares issued to the selling stockholders as penalty shares pursuant to registration rights agreements between the Company and the selling stockholders (the “Penalty Shares”); and (c) up to 639,350 Shares issuable (the “Warrant Shares”) upon the exercise of warrants to purchase Common Stock (the “Common Stock Warrants”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the Florida Business Corporation Act, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term “Florida Business Corporation Act, as amended” includes the statutory provisions contained therein, all applicable provisions of the Florida Constitution and reported judicial decisions interpreting these laws.

Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) effectiveness of the Registration Statement and, (ii) in the case of the Warrant Shares, receipt by the Company of the consideration specified in the Common Stock Warrants, that:

(1) The Conversion Shares, when issued upon the conversion of the Series B Preferred Stock, will be validly issued, fully paid and nonassessable.

(2) The Penalty Shares are validly issued, fully paid and nonassessable.

(3) The Warrant Shares, when issued upon the exercise of Common Stock Warrants, will be validly issued, fully paid and nonassessable.

This opinion letter has been prepared for your use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ HOGAN & HARTSON LLP